CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Global Natural Resources Fund:

We consent to the use of our report, dated October 10, 2018, with respect to the financial statements and financial highlights of Putnam Global Natural Recourses Fund included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
December 24, 2018